Exhibit 99.1
Press Release

Contact:	Hifn Inc.	Contact Agency:	Judy Smith
	Corporate Communications		JPR Communications
	408-399-3520		818-386-0403
	press@hifn.com		judys@jprcom.com

Hifn Hires Industry Veteran as Vice President of Field Operations for the Americas and EMEA

LOS GATOS, Calif., July 29, 2008 – Hifn™ (NASDAQ: HIFN), the catalyst behind storage and networking innovation, today announced the hiring of technology industry veteran Tom Flageollet as its Vice President of Field Operations for the Americas and Europe, Middle East, and Africa (EMEA).  Reporting directly to Hifn Chairman and CEO Albert E. Sisto, Flageollet is tasked with continuing to strengthen and drive both OEM and Channel sales teams.

Flageollet has more than 25 years experience in the semiconductor, ASIC, and storage industries with a proven track record of building worldwide sales organizations and developing both strong OEM relationships and channel partnerships.  Previously, he was the Vice President, Worldwide Sales at Applied Micro Circuits Corporation (AMCC), a supplier of communication ICs and RAID controllers used in data storage and networking environments.  Before AMCC, Flageollet served in a variety of sales positions of increasing responsibility at Adaptec, a supplier of storage connectivity products and storage systems to OEMs, ODMs and reseller/VARs, ending as its Vice President, Worldwide Sales.  He also held several sales and marketing management positions at Hitachi and Toshiba.

“Hifn’s strength in the data security and capacity optimization markets as well as the strategic direction of the company maps well to my experience and knowledge of these industries,” said Flageollet.  “I look forward to leveraging my experience as we strive to expand our markets and customer base.”

“Tom’s track record of success in the storage and networking industries signals that he is the right person to take on this role here at Hifn,” said Sisto. “His experience, vision and drive are traits to be valued and we anticipate his presence on our executive team will further strengthen an already dedicated group of individuals tasked with developing and distributing new products and technologies.  We look forward to his contributions to the company and our success.”

750 University Ave ÷  Los Gatos, CA ÷  408-399-3500

Hifn Hires Tom Flageollet as VP Sales, Americas and EMEA	Pg. 2

The company also announced today that Greg McNulty, Hifn’s former Vice President of Sales, Americas and EMEA, has resigned for personal reasons.  Regarding McNulty’s departure Sisto commented “We appreciate Greg’s commitment and willingness to assist us in achieving a smooth transition.”

About Hifn
Hifn (NASDAQ:HIFN) delivers the key channel and OEM ingredients for 21st century storage and networking environments. Leveraging over a decade of leadership and expertise in the development of purpose-built Applied Service Processors (ASPs), we are a trusted partner to industry leaders for whom infrastructure innovation in storage and networking is critical to success. With the majority of secure networked communications flowing through Hifn technology, the 21st century convergence of storage and networking drives our product roadmap forward. For more information, please visit: www.hifn.com.
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“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company’s future financial performance including, without limitation, statements related to leveraging Tom’s experience as Hifn strives to expand their markets and customer base, further strengthening the executive team and his contributions to the company and our success are all forward-looking statements within the meaning of the Safe Harbor that may cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; and orders from Hifn’s customers may be below the company’s current expectations. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.